Exhibit 5.1

[Marjorie Rawls Roberts, PC Letterhead]

May 15, 2014

Altisource Asset Management Corporation

402 Strand Street

Frederiksted

St. Croix, U.S. Virgin Islands 00840-9591

Re: Altisource Asset Management Corporation Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as United States Virgin Islands (“USVI”) counsel to Altisource Asset Management Corporation, a USVI Corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration of the offer and sale by the selling securityholders set forth in the prospectus contained in the Registration Statement or any supplement to the prospectus that may be filed under the Securities Act of 1933, as amended (the “Securities Act”) of up to 250,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) and up to 200,000 shares of the Company’s Common Stock, par value $.01 per share, issuable upon the conversion of such Preferred Stock (the “Common Stock”, with the Preferred Stock referred to herein as the “Shares”), with said Preferred Stock issued under the terms of that certain Securities Purchase Agreement dated as of March 13, 2014 (the “Agreement”) by and among the Company and the “Investors”, as defined in the Agreement.

In rendering this opinion, we have examined copies of the following documents:

A. the Registration Statement,

B. the Agreement,

C. the Certificate of Designation of Series A Convertible Preferred Stock (the “COD”, with the Registration Statement and the Agreement referred to herein as the “Transaction Documents”); and

D. the Articles of Incorporation of the Company filed with the Office of the Lieutenant Governor of the USVI, Division of Corporations and Trademarks (the “Division”) on March 15, 2012; Certificate of Incorporation of the Company issued by the Division on March 22, 2012; Certificate of Amendment (Articles of Incorporation) of the Company filed with the Division on March 21, 2012 and approved by the Division on March 29, 2012; Certificate of Amendment (Articles of Incorporation) of the Company filed with the Division on May 4, 2012 and approved by the Division on July 18, 2012; the First Amended and Restated Bylaws of the Company dated October 2, 2012; Consent of the Shareholder of the Company dated October 2, 2012 approving the adoption of said First Amended and Restated Bylaws of the Company; and, Amended and Restated Articles of Incorporation of the Company dated December 3, 2012 and filed with the Division on December 4, 2012; Action By Unanimous Written Consent of the

Board of Directors of the Company dated March 12, 2014, and filed with the Division on March 18, 2014, authorizing the Company to issue up to 250,000 shares of Series A Convertible Preferred Stock; Certification of the Written Consent dated March 12, 2014, and filed with the Division on March 18, 2014; and, Action By Unanimous Written Consent of the Board of Directors of the Company dated March 12, 2014, approving the Agreement and the COD.

The documents listed in item D above are collectively referred to herein as the “Organizational Documents.”

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, we have relied upon the representations and warranties of the Company contained in the Transaction Documents and the Organizational Documents and upon the statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and the Preferred Stock is validly issued, fully paid and nonassessable, and that upon conversion of the Preferred stock pursuant to the terms of the Agreement, the Common Stock issuable therefrom will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the USVI including the statutory provisions and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Marjorie Rawls Roberts, PC

Marjorie Rawls Roberts, PC